UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

DGOC SERIES 18(C), L.P.

(Exact name of registrant as specified in its charter)

Delaware	82-2114425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Houston Street, Suite 300, Fort Worth, TX	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 489-0006

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units representing Limited Partnership Interests

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Business” and “Our Relationship with Atlas Public #18C Following the Distribution.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” That section is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Person Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management—Director Independence,” “Certain Relationships and Related Person Transactions” and “Our Relationship with Atlas Public #18C Following the Distribution.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Cash Distribution Policy” and “Description of Our Common Units.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

None.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Description of Our Common Units.” That section is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Common Units—Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

N/A.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Contribution Agreement by and between Atlas Resources Public #18- 2009 (C) L.P. and DGOC Series 18(C), L.P.*

2.2	Distribution Agreement by and between Atlas Resources Public #18- 2009 (C) L.P. and Atlas Resources, LLC*

2.3	Contribution Agreement by and between Atlas Resources, LLC and DGOC Partnership Holdings II, LLC*

2.4	Purchase and Sale Agreement by and among Atlas Energy Tennessee, LLC, Atlas Pipeline Tennessee, LLC, Atlas Noble, LLC, Viking Resources, LLC, Resource Energy, LLC, Atlas Resources, LLC, REI-NY, LLC, Resource Well Services, LLC, Atlas Energy Ohio, LLC and, solely with respect to Section 7.16, Section 7.17, Article 11, Article 20 and Article 18 (to the extent related to employee or ERISA-related matters), Atlas Energy Group, LLC and Diversified Energy LLC*

2.5	First Amendment to Purchase and Sale Agreement by and among certain subsidiaries of Titan Energy, LLC and Diversified Energy LLC, dated June 30, 2017*

3.1	Certificate of Limited Partnership for DGOC Series 18(C), L.P.

3.2	Certificate and Agreement of Limited Partnership for DGOC Series 18(C), L.P.

10.1	Transition Services Agreement dated as of June 30, 2017 by and among Titan Energy Operating, LLC, Diversified Energy, LLC and Diversified Gas & Oil Corporation

10.2	Form Assignment of Equity Interests

10.3	Drilling and Operating Agreement for Atlas Resources Public #18-2009 (C) L.P. (incorporated by reference to Exhibit (II) to the Form S-1/A Registration Statement of Atlas Resources Public #18-2009 (C) L.P. dated October 15, 2008, as amended)

10.4	Partial Assignment Agreement by and between Atlas Resources Public #18-2009 (C) L.P. and DGOC Series 18(C), L.P.

10.5	Partial Assignment Agreement by and between Atlas Resources, LLC and Atlas Energy Tennessee, LLC and Diversified Oil & Gas, LLC

10.6	Gas Gathering Agreement for Natural Gas on the Legacy Appalachian System dated as of June 1, 2009 between Laurel Mountain Midstream, LLC and Atlas America, LLC, Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC, Atlas Noble LLC, Resource Energy, LLC, Viking Resources, LLC, Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to the Form 10-12G Registration Statement of Atlas Resources Series 28-2010 L.P. dated April 29, 2011 as amended)

21.1	Subsidiaries of DGOC Series 18(C), L.P.

99.1	Information Statement of DGOC Series 18(C), L.P., preliminary and subject to completion, dated September 8, 2017

99.2	Summary Reserve Report of Wright & Company, Inc.

99.3	Summary Reserve Report of Wright & Company, Inc.

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant will furnish a copy of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DGOC SERIES 18(C), L.P.
By:	ATLAS RESOURCES, LLC, its Managing General Partner

Date: September 8, 2017	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

2.1	Contribution Agreement by and between Atlas Resources Public #18- 2009 (C) L.P. and DGOC Series 18(C), L.P.*

2.2	Distribution Agreement by and between Atlas Resources Public #18- 2009 (C) L.P. and Atlas Resources, LLC*

2.3	Contribution Agreement by and between Atlas Resources, LLC and DGOC Partnership Holdings II, LLC*

2.4	Purchase and Sale Agreement by and among Atlas Energy Tennessee, LLC, Atlas Pipeline Tennessee, LLC, Atlas Noble, LLC, Viking Resources, LLC, Resource Energy, LLC, Atlas Resources, LLC, REI-NY, LLC, Resource Well Services, LLC, Atlas Energy Ohio, LLC and, solely with respect to Section 7.16, Section 7.17, Article 11, Article 20 and Article 18 (to the extent related to employee or ERISA-related matters), Atlas Energy Group, LLC and Diversified Energy LLC*

2.5	First Amendment to Purchase and Sale Agreement by and among certain subsidiaries of Titan Energy, LLC and Diversified Energy LLC, dated June 30, 2017*

3.1	Certificate of Limited Partnership for DGOC Series 18(C), L.P.

3.2	Certificate and Agreement of Limited Partnership for DGOC Series 18(C), L.P.

10.1	Transition Services Agreement dated as of June 30, 2017 by and among Titan Energy Operating, LLC, Diversified Energy, LLC and Diversified Gas & Oil Corporation

10.2	Form Assignment of Equity Interests

10.3	Drilling and Operating Agreement for Atlas Resources Public #18-2009 (C) L.P. (incorporated by reference to Exhibit (II) to the Form S-1/A Registration Statement of Atlas Resources Public #18-2009 (C) L.P. dated October 15, 2008, as amended)

10.4	Partial Assignment Agreement by and between Atlas Resources Public #18-2009 (C) L.P. and DGOC Series 18(C), L.P.

10.5	Partial Assignment Agreement by and between Atlas Resources, LLC and Atlas Energy Tennessee, LLC and Diversified Oil & Gas, LLC

10.6	Gas Gathering Agreement for Natural Gas on the Legacy Appalachian System dated as of June 1, 2009 between Laurel Mountain Midstream, LLC and Atlas America, LLC, Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC, Atlas Noble LLC, Resource Energy, LLC, Viking Resources, LLC, Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to the Form 10-12G Registration Statement of Atlas Resources Series 28-2010 L.P. dated April 29, 2011 as amended)

21.1	Subsidiaries of DGOC Series 18(C), L.P.

99.1	Information Statement of DGOC Series 18(C), L.P., preliminary and subject to completion, dated September 8, 2017

99.2	Summary Reserve Report of Wright & Company, Inc.

99.3	Summary Reserve Report of Wright & Company, Inc.

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant will furnish a copy of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.